Exhibit 10.1 EXECUTION VERSION AMENDMENT TO FORBEARANCE AGREEMENT AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”), dated as of June 3, 2024, by and among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), TUPPERWARE PRODUCTS AG, a stock corporation (Aktiengesellschaft) organized in and under the laws of Switzerland and registered with the commercial register of the Canton of Lucerne under no. CHE-106.835.699 (the “Swiss Subsidiary Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto (together with the Borrowers, collectively, the “Loan Parties”), each of the Consenting Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Forbearance Agreement referred to below (including without limitation, by incorporation by reference to the Credit Agreement (as defined below). W I T N E S S E T H: WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022, as amended by that certain Second Amendment to Credit Agreement dated as of December 21, 2022, as amended by that certain Third Amendment to Credit Agreement dated as of February 22, 2023, as amended by that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions dated as of May 5, 2023, as amended by that certain Debt Restructuring Agreement dated as of August 2, 2023, as amended by that certain Fifth Amendment to Credit Agreement dated as of October 5, 2023, as amended by that certain Sixth Amendment to Credit Agreement dated as of December 22, 2023, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); WHEREAS, the Borrowers, the Subsidiary Guarantors, the Lenders and the Administrative Agent have entered into that certain Forbearance Agreement, dated as of February 13, 2024 (as amended and otherwise modified from time to time, the “Forbearance Agreement”); and WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto (the “Consenting Lenders”) have agreed to make certain amendments to the Forbearance Agreement, in each case as more specifically set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: SECTION 1. Amendments to Forbearance Agreement. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Forbearance Agreement is hereby amended as follows: (a) Section 3(b) of the Forbearance Agreement is hereby amended and restated in its entirety as follows: (b) [Reserved]. (b) Section 4(e) of the Forbearance Agreement is hereby amended by replacing the date “May 22, 2024” in such section (which the parties acknowledge has previously been extended by the Administrative Agent to May 30, 2024) with the date “June 22, 2024”.

2 189857272_6 (c) The following new clause (h) is hereby added to Section 4 of the Forbearance Agreement: (h) Upon the occurrence of any breach of any milestone set forth in this Section 4, the Parent Borrower’s ability to borrow Loans as set forth in Section 3(a) of this Agreement shall automatically terminate, subject only to cure or waiver of such breach in accordance with the provisions of this Agreement. (d) Section 5(a) of the Forbearance Agreement is hereby amended and restated in its entirety as follows: (a) The Parent Borrower shall not be required to comply with Section 6.07(d) of the Credit Agreement during the Forbearance Period. (e) Section 5(i) of the Forbearance Agreement is hereby amended and restated in its entirety as follows: (i) Notwithstanding anything to the contrary set forth in Section 2.10(b)(ii)(B)(A) or 2.10(b)(ii)(D) of the Credit Agreement, (i) upon the receipt by any Loan Party or any of its Subsidiaries during the Forbearance Period of any Net Cash Proceeds from (A) any Tax Refund or (B) the sale of certain internet protocol addresses that are not used in the ordinary course of Loan Parties’ business (the “Unused IP Addresses”) in an aggregate amount not to exceed $3,500,000 with respect to Net Cash Proceeds resulting from such sale, in each case, that would otherwise be subject to the prepayment requirements set forth in Section 2.10(b)(ii)(B)(A) or 2.10(b)(ii)(D) of the Credit Agreement, as applicable, the Borrowers shall be permitted to retain, for working capital purposes, such Net Cash Proceeds. (f) The Forbearance Agreement is hereby amended by adding the following Section 5(j): (j) Notwithstanding anything to the contrary set forth in Section 6.04 of the Credit Agreement, the Disposition of the Unused IP Addresses shall be permitted during the Forbearance Period without the reliance on any basket therein or exception thereto. The amendments to the Forbearance Agreement are limited to the extent specifically set forth in this Section 1 and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby. SECTION 2. Reduction of Commitments. The Global Tranche Revolving Commitments are hereby reduced to $22,330,000.00. SECTION 3. Excess Cash on Hand. During the Forbearance Period, the amount set forth in the definition of “Excess Cash on Hand” in Section 1.01 of the Credit Agreement shall be deemed to be increased from $7,000,000 to $15,000,000. SECTION 4. Waiver of Certain Covenants. Subject to the terms and conditions set forth herein and notwithstanding anything in the Credit Agreement to the contrary, each Consenting Lender hereby agrees to waive, retroactive to May 24, 2024, (i) the requirements set forth in Section 6.07(d) and Section 2.10(a)(ii)(C) of the Credit Agreement for the full calendar weeks the last Business Days of which were

3 189857272_6 May 24, 2024 and May 31, 2024 and (ii) the requirement set forth in Section 5.02(g) of the Credit Agreement for the remainder of the Forbearance Period. SECTION 5. Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Effective Date”): (a) Executed Amendment Documents. The Administrative Agent’s receipt of this Amendment, duly authorized, executed and delivered by the Loan Parties, the Administrative Agent and the Consenting Lenders constituting Required Lenders and Required Term Lenders. (b) Closing Certificate. The Administrative Agent’s receipt of a certificate of the Parent Borrower (in form and substance reasonably satisfactory to the Administrative Agent), dated as of the Effective Date and executed by the secretary, an assistant secretary, another Responsible Officer or a director of the Parent Borrower, attaching: (i) signature and incumbency certificates of the officers of, or other authorized persons acting on behalf of, the Parent Borrower executing this Amendment; (ii) resolutions of the board of directors of the Parent Borrower approving and authorizing its execution, delivery and performance of this Amendment, certified as of the Effective Date by such secretary, assistant secretary, other Responsible Officer or director as being in full force and effect without modification or amendment; and (iii) a current listing of each of the officers and directors of the Parent Borrower. (c) No Default or Event of Default. Other than the Specified Defaults, no Default or Event of Default shall exist on the Effective Date immediately after giving effect to this Amendment. (d) Representations and Warranties. The representations and warranties of each Loan Party contained in Section 8 of this Amendment shall be true and correct as of the Effective Date. (e) Fees and Expenses. The Parent Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Lender Financial Advisor and the Consenting Lenders that are required to be paid or reimbursed by the Parent Borrower pursuant to the terms of the Loan Documents, including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for the Administrative Agent, the Lender Financial Advisor and any outside counsel to any Consenting Lender; provided that invoices therefor shall have been presented to the Parent Borrower at least one (1) Business Day prior to the Effective Date. (f) Consent Fee. The Parent Borrower shall have paid to the Administrative Agent a consent fee in the aggregate amount of $250,000, such consent fee to be distributed to each Consenting Lender that executes and delivers a counterpart of this Amendment on or before 4:00 pm Eastern time on the Effective Date according to such Consenting Lender’s pro rata share of the Loan Document Obligations. SECTION 6. Acknowledgement and Confirmation. Each Loan Party hereby (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish

4 189857272_6 the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (c) confirms and reaffirms that each of the security interests and liens created and granted in or pursuant to the Loan Documents for the benefit of the Administrative Agent and the other Secured Parties is valid and subsisting (and acknowledges and agrees that (i) this Amendment shall in no manner impair or otherwise adversely affect such security interests and liens and (ii) such liens and security interests shall continue to secure the obligations under the Loan Documents, as amended pursuant to this Amendment) and (d) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed. SECTION 7. Costs and Expenses. The Parent Borrower hereby reconfirms its obligations pursuant to Section 9.03(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof. SECTION 8. Representations and Warranties. To induce the Administrative Agent and the Consenting Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that, in each case: (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document will be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) on and as of the Effective Date immediately after giving effect to this Amendment, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty will be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) as of such earlier date; (b) other than the Specified Defaults, no Default or Event of Default will exist immediately after giving effect to this Amendment; (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize its execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Amendment and each other document executed by a Loan Party in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. SECTION 9. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the

5 189857272_6 Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is a Loan Document and subject to the terms and conditions of the Credit Agreement. (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, other than as specifically set forth herein. Without limiting the generality of the foregoing, the Security Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations, in each case, as amended by this Amendment. SECTION 10. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. SECTION 12. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement. SECTION 13. Release. For good and valuable consideration, the sufficiency of which is hereby acknowledged, each Loan Party hereby voluntarily and knowingly releases and forever discharges the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, a “Lender Party Released Person”), from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, originating at any time on or before the effective date of this Amendment, that in any way relate to or arise from this Amendment, the Credit Agreement, any other Loan Document, any extension of credit thereunder or any transactions contemplated hereunder or thereunder, which such Loan Party may have against any Lender Party Released Person and irrespective of whether or not any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including the exercise of any rights and remedies under this Amendment, the Credit Agreement or any other Loan Document, or the negotiation, execution or implementation of this Amendment, the Credit Agreement or any other Loan Document. This paragraph shall survive the termination of each Loan Document and the repayment, satisfaction or discharge of the Loans and other Obligations. [The remainder of this page is intentionally left blank.]

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment to Forbearance Agreement as of the date first above written. BORROWERS: TUPPERWARE BRANDS CORPORATION By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer TUPPERWARE PRODUCTS AG By: /s/ Steven Ramos Name: Steven Ramos Title: President of the Board of Directors SUBSIDIARY GUARANTORS: DART INDUSTRIES INC. DEERFIELD LAND CORPORATION PREMIERE PRODUCTS, INC. TUPPERWARE INTERNATIONAL HOLDINGS CORPORATION TUPPERWARE PRODUCTS, INC. TUPPERWARE U.S., INC. TUPPERWARE HOME PARTIES LLC By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page TUPPERWARE BRANDS LATIN AMERICA HOLDINGS, L.L.C. By: /s/ Camille Thiland Name: Camille THILAND Title: Director of Premiere Brands International Holdings BV, sole board member of Tupperware Brands Latin America Holdings LLC

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and a Lender By: /s/ Patrick McGovern Name: Patrick McGovern Title: Senior Vice President

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page BMO BANK, N.A., as a Lender By: /s/ Edmund Burke Name: Edmund Burke Title: Authorized Signatory DEARBORN STREET HOLDINGS, LLC – SERIES 42, as a Holder By: /s/ Edmund Burke Name: Edmund Burke Title: Authorized Signatory

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page TRUIST BANK, as a Lender By: /s/ Amanda Parks Name: Amanda Parks Title: SVP

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Terick R. Hinze Name: Terick R. Hinze Title: Vice President – Special Assets

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/ Bryan R. DeBroka Name: Bryan R. DeBroka Title: Vice President

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Peter Szafran Name: Peter Szafran Title: Senior Vice President

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Mark Hattling Name: Mark Hattling Title: Vice President

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page TD BANK, N.A., as a Lender By: /s/ Benjamin Jenkins III Name: Benjamin Jenkins III Title: Commercial Workout Officer

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page ASSOCIATED BANK, N.A., as a Lender By: /s/ Michael Stevens Name: Michael Stevens Title: Senior Vice President

Tupperware Brands Corporation Amendment to Forbearance Agreement Signature Page SYNOVUS BANK, as a Lender By: /s/ Katie Schear Name: Katie Schear Title: Special Assets Officer, Sr.